Baldwin Technology Company, Inc.
2 Trap Falls Road
Suite 402
Shelton, CT 06484
Tel: 203-402-1000
Fax: 203-402-5500
January 29, 2009
Mr. John P. Jordan
5 Lake Wind Road
New Canaan, CT 06840
Dear John:
Pursuant to Paragraph 16 of the agreement dated December 19, 2008 (the “Agreement”), which sets forth the terms of your employment with Baldwin Technology Company, Inc. (the “Company”), and in accordance with a letter agreement between you and the Company dated January 13, 2009 wherein you agreed to reduce your annual base salary by ten (10%) percent, the Agreement is hereby amended, effective February 1, 2009, as follows:
1.	Paragraph 2.A is amended to provide for an annual base salary of two hundred twenty nine thousand five hundred dollars ($229,500).

2.	Notwithstanding the foregoing, any payments that may become due to you in accordance with Paragraph 2.F or Paragraph 8 of the Agreement, and any other calculations which rely on your annual base salary shall continue to be calculated as if your annual base salary was two hundred fifty five thousand dollars ($255,000).
As so amended by this letter agreement, the Agreement shall remain in full force and effect.

Very truly yours, BALDWIN TECHNOLOGY COMPANY, INC.

By:	/s/ Karl S. Puehringer
Karl S. Puehringer
President and Chief Executive Officer

AGREED TO AND ACCEPTED

/s/ John P. Jordan

John P. Jordan

Date:	February 3, 2009